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Exhibit 5.1

August 23, 2021

Textainer Group Holdings Limited

Century House

16 Par-La-Ville Road

Hamilton HM 08

Bermuda

Re:	Textainer Group Holdings Limited – 6.250% Series B Cumulative Redeemable Perpetual Preference Shares

Ladies and Gentlemen:

We have acted as U.S. counsel to Textainer Group Holdings Limited, a Bermuda company (the “Company”), in connection with the issuance, offer and sale by the Company of 6,000,000 Depositary Shares (the “Depositary Shares”) each representing a 1/1,000th interest in a share of 6.250% Series B Cumulative Redeemable Perpetual Preference Shares, par value $0.01 per share (the “Preference Shares” and, together with the Depositary Shares, the “Securities”) pursuant to an underwriting agreement, dated August 16, 2021 (the “Underwriting Agreement”), among the Company and RBC Capital Markets, LLC, UBS Securities LLC, Keefe, Bruyette & Woods, Inc. and B. Riley Securities, Inc. as the representatives of the several Underwriters listed in Schedule A to the Underwriting Agreement (collectively, the “Underwriters”). The Depositary Shares and the Securities were offered and sold by the Company under a Registration Statement on Form F-3 (File No. 333-255054) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on April 6, 2021, under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the opinions expressed herein, we have examined (i) the Registration Statement, the Underwriting Agreement, the Deposit Agreement, dated August 23, 2021 (the “Deposit Agreement”), entered into between the Company, Computershare Trust Company, N.A. and Computershare Inc., including the form of depositary receipt attached thereto, as well as such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. To the extent the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

Century City  •  Los Angeles  •  Newport Beach  •  New York  •  San Francisco  •  Silicon Valley  •  Washington, DC

Beijing  •  Brussels  •  Hong Kong  •  London  •  Seoul  •  Shanghai  •  Singapore  •  Tokyo

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that, upon payment for and delivery of the Depositary Shares in accordance with the Underwriting Agreement, the Depositary Shares will be will be validly issued and entitle the holders thereof to the rights specified in the Deposit Agreement, except as may be limited (a) by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and (b) by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

The law covered by this opinion is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Depositary Shares.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Form 6-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement, and to the reference to O’Melveny & Myers LLP under the caption “Legal Matters” in the prospectus supplement, dated August 16, 2021, constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ O’Melveny and Myers LLP
O’MELVENY & MYERS LLP

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